FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934



Date of Report (Date of earliest
event reported):                                           July 24, 1995
                                                           ------------


                    Zenith Electronics Corporation
                    ------------------------------
          (Exact name of registrant as specified in its charter)



     Delaware                   1-4115               36-1996520
     --------                   ------               ----------
(State or jurisdiction       (Commission File       (IRS Employer
of incorporation)             Number)               identification No.)


    1000 Milwaukee Avenue
    Glenview, Illinois                                   60025
    ---------------------                                -----
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number,
including area code                                  (708) 391-7000
                                                     --------------

                        Not applicable
                        --------------
 (Former name or former address, if changed since last report)

Item 5.    Other Events.
           ------------

           The Company has been served with a Class Action Complaint, filed in the Court of Chancery of the State of Delaware in and for New Castle County, against the Company, the Board of Directors and LG Electronics Inc., alleging that the Board of Directors breached their fiduciary duties, failed to exercise loyalty, good faith and due care toward the Company and public shareholders in regard to the announced proposal by LG Electronics Inc. to acquire a 57.7% interest in the Company (the "Transaction").
           The Complaint seeks to enjoin further steps necessary to accomplish or implement the proposed Transaction, to compensate the plaintiff and members of the class for all losses and damages suffered and to be suffered by them and to award plaintiff costs, including reasonable attorneys', accountants' and experts' fees.
           A copy of the Complaint is filed as Exhibit 99 and is incorporated herein by reference. The Company believes the Complaint is without merit and intends to vigorously defend the alleged claims.


Item 7.    Financial Statements, Pro forma Financial Information and Exhibits.
           -------------------------------------------------------------------

           (c) The following exhibit is included as part of this report:

               Exhibit 99 - Gwynne L. Horwitz, SEP IRA, Plaintiff v. Harry G. Beckner, et al, Defendants Class Action Complaint filed in the Court of Chancery of the State of Delaware in and for New Castle County as Civil Action No. 14424.





                                SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ZENITH ELECTRONICS CORPORATION



                                          By: /s/ David S.Levin
                                              ------------------
                                              David S. Levin, Secretary


Date: July 24, 1995


                               Exhibit Index
                               -------------


Exhibit
Number       Exhibit Description
- --------     -------------------

  99 Gwynne L. Horwitz, SEP IRA, Plaintiff v. Harry G. Beckner, et al, Defendants, Class Action Complaint filed in the Court of Chancery of the State of Delaware in and for New Castle County as Civil Action No. 14424.